EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Scottsdale Funds
File Number: 811-7803
Registrant CIK Number: 0001021882


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.



Series 7 SEC Identifier S000026864 Long-Term Corporate Bond Index Fund
Class 1 SEC Identifier C000080856
Class 2 SEC Identifier C000080857
Class 3 SEC Identifier C000080858


Item 72DD

1. Total Income dividends for which record date passed during the period                                           $17
2. Dividends for a second class of open-end company shares                                                         $74
3. Dividends for a third class of open-end company shares                                                          $574

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.177
        2. Dividends from a second class of open-end company shares                                                 $.387
        3. Dividends from a third class of open-end company shares                                                  $1.147

Item 74

U)      1. Number of shares outstanding                                                                             99
        2. Number of shares outstanding for a second class of shares of open-end company shares                     250
        3. Number of shares outstanding for a third class of shares of open-end company shares                      500

V)      1. Net asset value per share (to the nearest cent)                                                          19.90
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                24.70
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                 74.12


Series 8 SEC Identifier S000026865 Mortgage-Backed Securities Index Fund
Class 1 SEc Identifier C000080859
Class 2 SEC Identifier C000080860
Class 3 SEC Identifier C000080861


Item 72DD

1. Total Income dividends for which record date passed during the period                                            $36
2. Dividends for a second class of open-end company shares                                                          $41
3. Dividends for a third class of open-end company shares                                                           $215

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.127
        2. Dividends from a second class of open-end company shares                                                 $.051
        3. Dividends from a third class of open-end company shares                                                  $.317


Item 74

U)      1. Number of shares outstanding                                                                             283
        2. Number of shares outstanding for a second class of shares of open-end company shares                     0
        3. Number of shares outstanding for a third class of shares of open-end company shares                      801


V)      1. Net asset value per share (to the nearest cent)                                                          20.03
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                25.15
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                 50.07




